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                                                                     Exhibit 5.1

            [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]


                                                      Direct Line:  212.859.8475
                                                      Fax:  212.859.8589

                                                      _________, 2002

Medco Health Solutions, Inc.
100 Parsons Pond Drive
Franklin Lakes, N.J.  07417


         Re:  Registration Statement on Form S-1 (No. 333-86404)


Ladies and Gentlemen:

         We have acted as special counsel for Medco Health Solutions, Inc., a Delaware corporation (the "Company"), in connection with the offer by the Company of up to $1,000,000,000 in aggregate principal amount of the Company's Notes (the "Notes"), which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement on Form S-1 (No. 333-86404) filed with the Securities and Exchange Commission on April 17, 2002, as amended (the "Registration Statement"). All capitalized terms used herein that are defined in, or by reference in, the Indenture (as defined below) have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and
(iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

                (a) the form of Indenture (the "Indenture"), between the
                    Company, and U.S. Bank Trust National Association (the "Trustee"); and

                (b) the Notes.


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         The documents referred to in items (a) and (b) above are referred to herein collectively as the "Documents."

         In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

         To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the Notes will be duly authenticated and delivered by the Trustee, (ii) all of the parties to the Documents (other than the Company) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby, (iii) the Documents have been duly authorized, executed and delivered by all of the parties thereto (other than the Company) and constitute valid and binding obligations of all the parties thereto (other than the Company) enforceable against such parties in accordance with their respective terms, and (iv) that all of the parties to the Documents (other than the Company) will comply with all laws applicable thereto.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes have been duly authorized, and when executed, authenticated, issued and delivered in accordance with the terms of the Indenture will constitute valid and binding obligations of the Company.

         The opinion set forth above is subject to the following qualifications:

                (A) We express no opinion as to the validity, binding effect or enforeceability of any provision of the Notes or the Indenture relating to indemnification, contribution or exculpation;

                (B) We express no opinion as to the validity, binding effect or enforceability of any provision of the Notes or the
                    Indenture:

                                (i) containing any purported waiver, release,
                         variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of such agreements to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

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                                (ii) related to (I) forum selection or
                         submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent the validity, binding effect or enforceability of any provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the law and choice of law principles of the State of New York;


                                (iii) specifying that provisions thereof may be
                         waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement; and

                                (iv) purporting to give any person or entity the
                         power to accelerate obligations without any notice to the obligor.

                (C) Our opinion above is subject to the following:

                                (i) bankruptcy, insolvency, reorganization,
                         moratorium and other laws now or hereafter in effect affecting creditors' rights and remedies generally;

                                (ii) general principles of equity (including,
                         without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

                                (iii) the application of any applicable
                         fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors' rights and remedies generally.

         The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect, together with applicable provisions of the Constitution of the State of Delaware and relevant decisional law. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Notes" in the prospectus that is

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included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

         The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                                       Very truly yours,

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                             By:
                                 -----------------------------------------------
                                             Steven G. Scheinfeld






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